EXHIBIT 10.5


                         REVISED ROI CASH BONUS PLAN
                         ---------------------------

   1.   Name
        ----

        Newell Co. ROI Cash Bonus Plan

   2.   Effective Date of Revision
        --------------------------

        January 1, 1986

   3.   Purpose
        -------

        To provide an incentive for key employees to improve Company performance by making them participants in the financial success of the Company.

   4.   Definitions
        -----------

        a.   The Term "COMPANY" means Newell Co. and its subsidiaries.

        b.   The term "BOARD" means the Board of Directors or Newell Co.

        c. The term "PLAN" means the arrangement described by these specifications to be known as Newell Co. Cash Bonus Plan.

        d.   The term "PLAN YEAR" means a calendar year of the Company.

        e. The term "COMPENSATION" means a Participant's base annual salary earned during a Plan Year while a participant, exclusive of commissions and bonuses.

        f. The term "PLAN EARNINGS" means the consolidated income of the Company for a given Plan Year before provisions for awards under this Plan, provisions for awards under division management bonus plans, and before income taxes; and if approved by the Board, any unusual gain or loss arising from a valuation adjustment, or the sale, exchange, or disposition of a fixed asset, or other asset not acquired for sale and not of the type in which the Company or any subsidiary deals; all as determined by a certified public accountant selected by the Company.

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        g.   The term "STOCKHOLDERS EQUITY" means beginning net worth -
             common stock plus surpluses at the start of the calendar year.

        h. The term "COMMITTEE" means the committee named by the Board to administer the Plan.

        i. The term "PARTICIPANT" means any key employee of the Company or any of its subsidiaries who has been selected by the Committee as eligible to receive incentive compensation under the Plan.

        j. The term "DEFERRED ACCOUNT" means the bookkeeping reserve account on the books of the Company to which deferred incentive awards under this plan are credited.

   5.   Eligibility and Participation
        -----------------------------
        Employees selected by the Committee as eligible to receive incentive compensation under the Plan shall be participants. (As general guideline, this would include those employees who are at a grade 13 or above level and who have one or more continuous years of service with the Company.)

        When the Committee selects an employee to become a Participant under the Plan, it shall designate the date as of which his participation shall begin.

   6.   Annual Incentive Awards
        -----------------------
        At the end of each Plan Year when Plan Earnings are in excess of 20% of Stockholders Equity, the incentive compensation to be awarded to each Participant shall be determined by multiplying his compensation for the Plan Year by the appropriate Compensation percentage determined from Tables AA, A and B attached hereto.

   7.   Plan Limitations
        ----------------
        Notwithstanding anything herein to the contrary, for Plan purposes, no award will be made for a Plan Year to a Participant whose employment terminated during the year unless the termination was due to retirement, disability, death or any other cause approved by the Committee.

   8.   Payment of Incentive Awards
        ---------------------------
        A Participant's award for a Plan Year under the Plan shall be paid in cash to the Participant, or his beneficiary or beneficiaries in the event of his death, as soon as practical after the end of the Plan Year, unless he elects to have a part or all of the award deferred as provided below.

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   9.   Deferral of Awards
        ------------------
        In lieu of receiving an award as provide din Item 8 above, a participant may elect to defer all or part of his bonus in accordance with the Newell Deferred Compensation Plan. Election notices are mailed to all participants in December of each year.

   10.  Beneficiary Designation
        -----------------------
        Each person upon becoming a Participant may designate, upon such forms as may be provided for that purpose by the Company in the Plan in the event of his death.

   11.  Amendments
        ----------
        The Board may either modify or eliminate the Plan if in its judgment such modification or elimination does not materially or adversely affect the best interests of the Company or of the shareholders; provided that such modification or elimination shall not affect the obligation of the Company to pay any contingent compensation after it has been awarded.

   12.  Employment Rights
        -----------------
        Nothing contained in the Plan shall be construed as conferring a right upon any employee to be continued in the employment of the Company.